Bank of America(logo)
                                               100 North Tryon Street
                                               Charlotte, NC 28255

                                               Tel 704.386.5000

Pricing Supplement No. 0237 Dated November 12, 1999      Rule 424(b)(2)
(To Prospectus dated May 21, 1998 and                   File number: 333-51367
Prospectus Supplement dated November 16, 1998)

Senior Medium-Term Notes, Series H
Due Nine Months or More From Date of Issue


Principal Amount:                                 $  58,166,000.00
Issue Price:                       100.000%       $  58,166,000.00
Commission or Discount:              0.068%       $      39,553.00
Proceeds to Company:                99.932%       $  58,126,447.00

Agent:                   Banc of America Securities, LLC

Original Issue Date:     November 17, 1999
Stated Maturity Date:    December 01, 2004

Cusip #:                 06050M-AE-7

Form:                    Book-entry only

Interest Rate:           Floating

Daycount Convention:     Actual/360

Base rate:               LIBOR Telerate Page 3750

Index maturity:          90 days

Spread:                  19 bps

Initial Interest Rate:   5.62%

Interest Determination
  Date:                  2 business days before coupon date

Interest Payment Dates:  The 1st of each March, June, September, and December commencing December 1, 1999

May the Notes be redeemed by the Company prior
 to maturity?                                          No

May the notes be repaid prior to maturity at the option of the
 holder?                                               No